Exhibit 10.1

CREDIT AGREEMENT

Dated as of August 21, 2007

between

LUMINENT MORTGAGE CAPITAL, INC.

and

ARCO CAPITAL CORPORATION LTD.

SCHEDULES

Schedule I Corporate Information Book

EXHIBITS

Exhibit A Exhibit B	Form of Note Form of Notice of Borrowing

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of August 21, 2007 between LUMINENT MORTGAGE CAPITAL, INC., a corporation organized under the laws of the State of Maryland (the “Borrower”) and ARCO CAPITAL CORPORATION LTD., a corporation organized under the laws of the Cayman Islands (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lender to make short-term bridge loans to the Borrower to be used by the Borrower to meet current or impending financing calls or maturities; and

WHEREAS, the Lender is willing to make such short-term bridge loans on the terms and subject to the conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01. Definitions. For all purposes of the Related Documents, unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as amended, modified or supplemented from time to time.

“Applicable Margin” means 4.0% per annum.

“Availability Period” means the period from and including the Closing Date to but excluding the Final Maturity Date.

“Business Day” means a day on which banks are not required or authorized by law or executive order to close in New York City.

“Closing Date” means August 21, 2007 or such later date as shall be mutually agreed between the parties hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means the obligation of the Lender to make Loans pursuant to Section 2.01 hereof, in an aggregate principal amount at any one time outstanding up to $18,500,000. The Commitment is subject to reduction pursuant to Sections 2.08 and 9.02 hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controls” and “Controlled” have meanings correlative thereto.

“Corporate Information Book” means the presentation entitled “Luminent Corporate Structure” attached as Schedule I hereto.

“Default” means any Event of Default or any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Disclosure Letter” means, collectively, the Form 8-K dated August 13, 2007 filed by the Borrower with the U.S. Securities and Exchange Commission, the Corporate Information Book and the disclosure letter dated as of the date hereof from the Borrower to the Lender.

“Dollars” or “$” means the lawful currency of the United States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day or immediate value.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code

“Event of Default” means each of the events set forth in Section 9.01 hereof.

“Final Maturity Date” means the earlier of (i) September 21, 2007; provided, that the Final Maturity Date may be extended to August 21, 2008 in the sole and absolute discretion of the Lender, (ii) the Replacement Financing Date, or (iii) such date on which the Commitment may terminate in accordance with the terms hereof.

“Governmental Authority” means any national, federal, state or local government (whether foreign or domestic), any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or any other regulatory bureau, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority or entity.

“Guarantee Agreement” means that certain Subsidiary Guarantee Agreement dated as of the date hereof made by the Guarantors in favor of the Lender, as it hereafter may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means each and all of the subsidiaries of Borrower that are not prevented by law or contract to provide a Guarantee, each in its capacity as a guarantor under its respective Guarantee.

“Indebtedness” means for any Person, without duplication, (i) all indebtedness or other obligations of such Person for borrowed money and all obligations of such Person under leases which would, in accordance with United States generally accepted accounting principles, be capitalized on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap, cap, collar or other financial or commodity hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii) or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

“Interest Period” means with respect to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may end after the Final Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Laws” means all laws, rules, regulations, orders and decrees of any Governmental Authority applicable to the Borrower.

“Lending Office” shall mean (i) the office specified below the Lender’s name in Section 10.02 hereof or (ii) such other office or offices as the Lender shall designate to be its lending office for purposes of this Agreement.

“Letter of Intent” means that certain letter of intent dated as of August 16, 2007, signed by the Borrower and the Lender.

“LIBO Rate” means a one-month LIBO Rate reasonably determined by Lender using customary market sources.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means each loan made by the Lender to the Borrower pursuant to Article II hereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lender under this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means each promissory note of the Borrower payable to the order of the Lender as provided for herein, substantially in the form of Exhibit A hereto, and any promissory note or notes of the Borrower issued in substitution thereof.

“Notice of Borrowing” means an irrevocable notice, substantially in the form of Exhibit B hereto, given to the Lender by the Borrower pursuant to Section 2.02 hereof.

“Person” means any corporation, limited liability company, natural person, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any Guarantor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Related Documents” means this Agreement, each Note, the Guarantee Agreement, the Security Pledge Agreement and each other document required to be executed and delivered pursuant to any of the foregoing agreements, documents or instruments.

“Replacement Financing Date” means the date upon which the Borrower shall have entered into a loan agreement with the Lender which provides refinancing for the Loan hereunder and a disbursement is made thereunder.

“Security Pledge Agreement” means that certain Security and Pledge Agreement dated the date hereof and entered into among the Security Providers and the Lender.

“Security Providers” means the Borrower and the Guarantors.

“Taxes” means any and all taxes, levies, imposts, duties or other charges of a similar nature.

Section 1.02. Interpretation. All references in this Agreement to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time. All defined terms herein shall retain their defined meanings in both their singular and their plural forms. In the computation of interest payable from a specified date to a later specified date, unless otherwise indicated the word “from” means “from and including” and the words “to” and “until” both mean “to but not including”.

ARTICLE II

TERM LOANS

Section 2.01. The Loans. On the terms and subject to the conditions of this Agreement, the Lender agrees to make Loans from time to time during the Availability Period in an aggregate amount not to exceed the Commitment.

Section 2.02. Manner of Borrowing. The Borrower shall give the Lender a duly completed Notice of Borrowing not later than 10:00 a.m. (New York City time) three Business Days prior to the date of each Loan (or such later date and time as the Lender may agree). Each such Notice of Borrowing shall specify (i) the amount of such Loan, (ii) the date of such Loan, which date shall be a Business Day, and (iii) the account to which the proceeds of such Loan should be transferred together with all necessary wire information. The Lender shall give the Borrower telephonic notice, confirmed by facsimile or other written notice, of the LIBO Rate applicable to the initial Interest Period for the relevant Loan before 12:00 noon (New York City time) on the relevant borrowing date, which determination shall be conclusive, absent manifest error. Subject to the conditions of this Agreement, the Lender shall make such Loan by transferring the proceeds thereof in Dollars to the account designated by the Borrower for such purpose not later than 2:00 p.m. (New York City time) on the relevant borrowing date.

Section 2.03. Notification of Interest Rate. The Lender shall give the Borrower telephonic notice, confirmed by facsimile or other written notice, of the LIBO Rate applicable to each Interest Period after the initial Interest Period for each Loan before 12:00 noon (New York City time) on the first day of such Interest Period, which determination shall be conclusive, absent manifest error.

Section 2.04. Repayment of Principal. The Borrower shall repay the full principal amount of each Loan on the Final Maturity Date. Amounts repaid hereunder may not be reborrowed hereunder.

Section 2.05. Payment of Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan to the date on which such Loan is paid in full in respect of each Interest Period applicable thereto at a rate equal to the sum of the LIBO Rate plus the Applicable Margin. Accrued interest for each Interest Period shall be payable on the last day of such Interest Period.

Section 2.06. Voluntary Prepayment. The Borrower may prepay any Loan in whole but not in part at any time, provided that (a) the Borrower shall give the Lender not less than seven Business Days’ prior written notice of each prepayment and (b) each prepayment shall be accompanied by the payment of accrued interest on the amount prepaid to the date of prepayment and any additional amount owing under Section 2.09 hereof. Amounts so prepaid may not be reborrowed.

Section 2.07. Mandatory Prepayment. The Borrower shall prepay each Loan on the Replacement Financing Date. Amounts so prepaid may not be reborrowed.

Section 2.08. Reduction of Commitment. The Commitment shall be automatically and permanently reduced at the close of business on each of the dates that the Lender makes a Loan to the Borrower by an amount equal to the amount of such Loan.

Section 2.09. Funding Losses. The Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any loss, premium, penalty or expense which the Lender may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a result of (a) any prepayment or repayment of a Loan on a date prior to the last day of the Interest Period applicable thereto, (b) any failure by the Borrower to borrow any Loan on a date specified therefor in a Notice of Borrowing pursuant to Section 2.02 hereof, except to the extent such failure results from a default by the Lender in making the requisite funds available to the Borrower hereunder or (c) any failure by the Borrower to prepay any Loan on the date specified therefor in a notice of prepayment delivered by the Borrower pursuant to Section 2.06 hereof. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

Section 2.10. Notes. Each Loan shall be evidenced by a single Note payable to the order of the Lender. The amount of each Loan, the Interest Period applicable thereto and each repayment or prepayment of principal shall be endorsed by the Lender on the schedule annexed to and constituting a part of each Note, provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Borrower to repay such Loan. Such endorsements shall be prima facie evidence of the aggregate unpaid principal amount of all the Loans made by the Lender.

ARTICLE III

CHANGE IN CIRCUMSTANCES

Section 3.01. Increased Costs.

(a) If, after the date of this Agreement, (i) the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority or (ii) compliance by the Lender with any request, guideline, policy or directive of any Governmental Authority issued after the date of this Agreement (whether or not having the force of law) shall:

(A) subject the Lender to any tax, duty or other charge or shall change the basis of taxation of payments to the Lender of any amount due under this Agreement or any Note (except for changes in the tax on the overall net income of the Lender imposed by the jurisdiction of its incorporation or the jurisdiction in which its Lending Office is located);

(B) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or liabilities of, deposits with or for the account of, or commitments issued by, the Lender (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System); or

(C) impose on the Lender or the money markets any other condition affecting the Commitment, any Loan or the Note;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Commitment or any Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Note, then the Borrower shall from time to time pay to the Lender within 10 Business Days of its demand therefor such additional amount or amounts as will compensate it for such increased cost or reduction.

(b) If the Lender shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by the Lender (or, without duplication, the bank holding company of which the Lender is a subsidiary) with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) of any such authority, has or would have the effect of reducing the rate of return on the Lender’s or bank holding company’s capital as a consequence of any Loans or its obligations hereunder to a level below that which the Lender or its bank holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s or such bank holding company’s policies with respect to capital adequacy), then the Borrower shall from time to time pay to the Lender within 10 Business Days of its demand therefor such additional amount or amounts as will compensate the Lender or its bank holding company for such reduction.

(c) The Lender will promptly give the Borrower notice of the occurrence of any event of which it has knowledge which will entitle it to compensation pursuant to this Section 3.01, and will use reasonable efforts to mitigate the effect of any such event if, in the sole opinion of the Lender, such efforts will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to it or contrary to its internal policies, provided that the failure of the Lender so to notify the Borrower will not discharge the Borrower of its obligations under this Section 3.01. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.

Section 3.02. Illegality. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority shall make it unlawful for the Lender to make or maintain any Loan or the Commitment, then, provided no Default shall have occurred and be continuing, the Lender shall give notice thereof to the Borrower and commence good faith negotiations with the Borrower to determine a substitute basis for determining a rate of interest payable to the Lender which would cure such illegality hereunder. If within 30 days of such notice to the Borrower, the Borrower and the Lender shall not have agreed in writing to such a substitute basis, the Lender may declare such Loan to be due and payable and/or cancel the Commitment and the Borrower shall prepay such Loan in full on the last day of the Interest Period applicable thereto unless such Loan is required by law to be repaid sooner, in which case the Borrower shall repay such Loan on such earlier date, together with accrued interest thereon and any additional amount owing under Section 2.09 hereof. The Lender will promptly notify the Borrower of any event of which the Lender has knowledge which will entitle it to the provisions of this Section 3.02 and will designate a different Lending Office if, in the sole opinion of the Lender, such designation will avoid the need for such prepayment and will not be otherwise disadvantageous to it or contrary to its internal policies.

Section 3.03. Taxes.

(a) Each payment by the Borrower to the Lender under this Agreement or any of the other Related Documents shall be made free and clear of and without deduction for any Taxes, other than any Taxes imposed on the overall net income of the Lender by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located (all such non-excluded Taxes being hereinafter referred to as “Covered Taxes”). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any such payment, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay on a timely basis the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) The Borrower will indemnify the Lender for the full amount of Covered Taxes required to be paid by, or imposed, levied or assessed against the Lender. In addition, the Borrower shall pay to the Lender such amounts as may be necessary to hold the Lender harmless on an after-tax basis from any Taxes (including without limitation, income or franchise taxes) imposed by any jurisdiction as a result of the receipt or accrual by the Lender of any payment under this Section 3.03 (including any payment under this sentence). Any indemnification pursuant to this Section 3.03(b) shall be made within 30 days from the date the Lender makes written demand therefor. A certificate setting forth any amount payable to the Lender under this Section 3.03 and the basis therefor submitted by the Lender to the Borrower shall, absent manifest error, be conclusive and binding.

(c) Within 60 days after the date of any payment of Covered Taxes made under this Section 3.03 or the withholding of any Taxes excluded from indemnification under subsection (a), the Borrower will furnish to the Lender the original or a certified copy of a receipt, accompanied by a certified English translation if the receipt is not in English, evidencing payment thereof, a statement signed by an officer responsible for the Borrower’s financial or accounting records setting forth the amount and identity of such Taxes (specifying the particular provisions of law requiring such withholding), and all additional information and documents that the Lender shall reasonably and in writing request to establish that full and timely payment of such Covered Taxes or other Taxes has been made. The Borrower will promptly notify the Lender of any reports or returns that the Lender is required to file with respect to Covered Taxes.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.03 shall survive the prepayment or payment in full or in part of the Loans and the interest thereon and the termination of this Agreement or any other Related Document.

ARTICLE IV

PAYMENTS

Section 4.01. Manner of Payments. Each payment required to be made by the Borrower under this Agreement or the other Related Documents shall be made by transferring the amount thereof in Dollars to the Lender not later than 2:00 p.m. (New York City time) on the date on which such payment shall become due to JPMorgan Chase; ABA#: 021-000-021; A/C: Citigroup Global Markets Inc; A/C#: 5541336; FFC: Arco Capital Corporation Ltd.; A/C#: 22024335 (or such other account as the Lender shall notify the Borrower from time to time). Each such payment shall be made without defense, set-off or counterclaim. Any payment received after 2:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on the next following Business Day.

Section 4.02. Extension of Payments. If any payment under this Agreement or the other Related Documents shall become due on a day which is not a Business Day, then the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest then due and payable hereunder.

Section 4.03. Computation of Interest. All interest on each Loan payable under this Agreement and the other Related Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 4.04. Application of Payments. All amounts received by the Lender hereunder shall be applied by the Lender, first to the payment of any interest then due and payable on the Loans, second to the prepayment of any outstanding principal of the Loans, and third to the payment of any other amounts due and payable hereunder.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01. Initial Conditions. As a condition precedent to the Lender’s obligation to make the initial Loan hereunder, the Lender shall have received the following items in form and substance satisfactory to it, unless otherwise waived by the Lender:

(a) Related Documents. A counterpart hereof, of the Note to be issued on the date hereof and of each of the other Related Documents, each duly executed by the Borrower and each Guarantor, as applicable.

(b) Borrower and Guarantor Documents. (i) a Certificate from the Secretary of State of the State of Maryland and of each jurisdiction of incorporation of each Guarantor certifying that the Borrower and each Guarantor, respectively is in good standing under the laws of such state; (ii) a certificate from the Secretary, an Assistant Secretary or another officer of the Borrower and each Guarantor, certifying (A) as to the incumbency and signature of an officer of the Borrower and of each Guarantor, authorized to execute and deliver this Agreement and the other Related Documents to which the Borrower and each Guarantor is a party and any certificate to be furnished pursuant thereto, (B) that attached thereto are true and complete copies of the charter and any other governing documents of the Borrower and of each Guarantor and (C) that attached thereto is a true and complete copy of the resolutions of the board of directors of the Borrower and of each Guarantor authorizing the execution, delivery and performance of this Agreement and the other Related Documents to which the Borrower and each Guarantor is a party and the transactions contemplated thereby, together with a certification by another officer of the Borrower and each Guarantor as to the incumbency and signature of such Secretary or Assistant Secretary; and (iii) a certificate from an appropriate officer of the Borrower and each Guarantor certifying that, to the best knowledge of such officer, the representations and warranties contained in Article VI hereof and in Section 9 of the Guarantee Agreement are true and complete and no Default has occurred and is continuing.

(c) Additional Documents. Such other documents, certificates, financial or other information, or opinions as the Lender may reasonably request.

Section 5.02. Continuing Conditions. As a condition precedent to the Lender’s obligation to make any Loan hereunder, including the initial Loan, the following conditions shall be satisfied on the date of such Loan:

(a) Representations True. The representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as though made on and as of such date;

(b) No Default. No Default shall have occurred and be continuing; and

(c) Notice of Borrowing. The Borrower must furnish the Lender with, as appropriate, a Notice of Borrowing.

Each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (a) and (b) above have been met.

Section 5.03. Conditions to Each Loan after the Initial Loan. As a condition precedent to the Lender’s obligation to make each Loan (other than the initial Loan) hereunder, the Lender shall have received the following items in form and substance satisfactory to it:

(a) Note. A duly executed Note dated the date of such loan;

(b) Additional Documents. Such other documents, certificates, financial or other information, or opinions as the Lender may reasonably request; and

(c) Consent. The written consent of the Lender which consent may be given or withheld in the sole and absolute discretion of the Lender.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

Section 6.01. Status. The Borrower (a) is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland, (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute and deliver, and to perform its obligations under, this Agreement and the other Related Documents.

Section 6.02. Financial Condition. Other than as specifically disclosed in the Disclosure Letter, there has been no further material adverse change in the financial condition or business of the Borrower and no further change which would materially further impair the ability of the Borrower to perform its obligations hereunder or under the other Related Documents. The Borrower has no current intention to file for bankruptcy and the Borrower, acting reasonably, and after due analysis and deliberation, is confident that, with the transactions described in the Letter of Intent, it can continue as a going concern.

Section 6.03. Litigation. Other than as specifically disclosed in the Disclosure Letter, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any property or rights of the Borrower (a) as to which there is a significant possibility of an adverse determination, and (b) which if adversely determined would reasonably be expected to have a Material Adverse Effect, and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Borrower after due inquiry, threatened which questions or would question the validity of this Agreement or any of the Related Documents.

Section 6.04. Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the Related Documents will not (a) conflict with, result in a breach of, or constitute a default under, any terms or provisions of any indenture, mortgage or other agreement or instrument to which the Borrower is a party or by which it or any of its assets is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Borrower or any of its activities or properties, or the certificate of formation or limited liability company agreement of the Borrower or (b) result in, or require the creation or imposition of, any Lien upon or with respect to any properties now or hereafter owned by the Borrower, except as may be contemplated hereby or thereby.

Section 6.05. Binding Agreement. The execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all necessary action of the Borrower. This Agreement and such Related Documents have been duly executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 6.06. Authorizations. All authorizations, consents, approvals, registrations, filings, exemptions and licenses with or from governmental or regulatory authorities which are necessary for the borrowing hereunder, for the execution and delivery of this Agreement or any Related Document, or for the performance by the Borrower of its obligations hereunder or thereunder have been effected and obtained and are in full force and effect.

Section 6.07. Investment Company Act. The Borrower is not an “investment company”, as defined in the Investment Company Act of 1940, as amended.

Section 6.08. Compliance with Laws. The Borrower is in compliance with the requirements of all applicable Laws, except those the non-compliance with which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.09. Compliance with ERISA. The Borrower has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

Section 6.10. Taxes. The Borrower has filed all tax returns required to be filed by it. The Borrower has paid all taxes and other governmental charges due pursuant to such returns or pursuant to any assessment received by the Borrower, except for any taxes or other governmental charges being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are, in the Borrower’s good faith judgment, adequate in the aggregate to provide for the liabilities in respect thereof.

Section 6.11. Regulation U. The Borrower is not principally engaged in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

Section 6.12. Full Disclosure. All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or the Related Documents or any transaction contemplated hereby or thereby is, and all written information hereafter furnished by the Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified or, in the case of projections, is or will be based on reasonable assumptions (although the Lender acknowledges that the Borrower cannot assure the outcomes stated in such projections).

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that until the Loans and all other amounts owing hereunder have been paid in full and this Agreement shall have terminated:

Section 7.01. Payment of Taxes. The Borrower will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower.

Section 7.02. Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 7.03. Compliance with Laws. The Borrower will comply with the requirements of all applicable Laws, non compliance with which would, singly or in the aggregate, have a Material Adverse Effect.

Section 7.04. Keeping of Books and Records; Inspection. The Borrower will maintain a system of accounting in accordance with United States generally accepted accounting principles on a basis consistently applied. Upon reasonable prior notice from the Lender (except during the occurrence of an Event of Default), the Borrower will permit the Lender or its representatives to have access to and examine and inspect the books and records and properties of the Borrower and confer with the Borrower’s officers, agents, employees and accountants at any reasonable time during the Borrower’s normal business hours and from time to time.

Section 7.05. Notice of Certain Events. The Borrower will promptly and in any event not more than three Business Days after obtaining knowledge thereof notify the Lender of (a) the occurrence of any Default or (b) the commencement of any litigation or governmental or NYSE proceeding affecting the Borrower.

Section 7.06. Priority; Negative Pledge. The Borrower shall ensure at all times that its obligations under this Agreement and the Note are either pari passu or senior in priority to all senior unsecured indebtedness of the Borrower and that no new Liens on any assets of Borrower or any Guarantor are established without Lender’s consent.

Section 7.07. Financial Statements and Other Information. The Borrower will deliver to the Lender such financial and other information concerning its affairs as the Lender may from time to time reasonably require in connection with the transactions contemplated by this Agreement and the other Related Documents.

Section 7.08. Use of Proceeds. The Borrower will only use the proceeds of the Loans to meet current or impending financing calls or maturities.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, until the Loan and all other amounts owing hereunder have been paid in full and this Agreement shall have terminated:

Section 8.01. Investments. The Borrower will not make any loans to or investments in, or purchase any securities of, any other Person.

Section 8.02. Liens. The Borrower will not create, incur, assume or permit to exist any Lien upon any of its assets (including, without limitation, any mortgaged-backed securities), other than (a) Liens for taxes, assessments, charges or other governmental levies not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower to the extent required by generally accepted accounting principles; (b) Liens in connection with worker’s compensation, unemployment insurance or social security obligations; (c) mechanics’, workers’, materialmen’s, operators’, carriers’, or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings; and (d) Liens pursuant to the Related Documents.

Section 8.03. Other Indebtedness. The Borrower will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (a) any Indebtedness owing under this Agreement or any of the other Related Documents and (b) any Indebtedness existing as of the date hereof and previously disclosed to the Lender in writing;

Section 8.04. Consolidations, Mergers, etc. The Borrower will not merge with or into, or consolidate with, any other Person.

Section 8.05. Pensions Plans. The Borrower will not establish or become party to any employee benefit plan of the type referred to in Section 6.09 hereof.

Section 8.06. Location of Borrower. The Borrower will not change its state of organization unless it shall have given the Lender not less than 30 days’ prior written notice of such change.

Section 8.07. Amendment of Organizational Documents. The Borrower will not, without the prior written consent of the Lender, cause or permit any amendment, modification or waiver of the charter or any governing document of the Borrower or any Guarantor.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01. Events of Default. If any one or more of the following events (an “Event of Default”) shall occur and be continuing, the Lender shall be entitled to exercise the remedies set forth in Section 9.02 hereof.

(a) Any representation or warranty made or deemed made by the Borrower or any Guarantor in this Agreement, any other Related Document or any certificate, financial statement or other document delivered pursuant hereto or thereto shall be false in any material respect on any date as of which made or deemed made; or

(b) Failure of the Borrower to pay when due (whether at the scheduled due date therefor, on prepayment or otherwise) (i) the principal of each Loan, (ii) interest on each Loan or (iii) any other amount payable hereunder receipt of notice thereof; or

(c) Default in the performance or observance of any covenant or obligation of the Borrower or any Guarantor, as the case may be, contained in Section 7.02, 7.03 or 7.07 or in Article VIII hereof or in the Security Pledge Agreement; or

(d) Default in the performance or observance of any other covenant or obligation of the Borrower pursuant to this Agreement or any other Related Document, and the continuance of such default for thirty (30) days after written notice from the Lender to the Borrower; or

(e) The entry of a decree or order for relief in respect of the Borrower or any Guarantor by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Borrower or any Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of 30 consecutive days; or

(f) The commencement by the Borrower or any Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any Guarantor or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Borrower or any Guarantor generally to pay its debts as such debts become due or the taking of any partnership action in furtherance of any of the foregoing; or

(g) A final judgment or order for the payment of money not covered by insurance shall be rendered against the Borrower or any Guarantor in an aggregate amount in excess of $1,000,000 (or the equivalent thereof in any other currency) and the same shall remain undischarged for a period of 45 days during which execution of such judgment or order shall not be effectively stayed; or

(h) Default shall be made with respect to any payment, when due, of any Indebtedness in excess of $5,000,000 (other than the Obligations or Indebtedness in default as of the date hereof of which the Lender has been advised in writing prior to the making of the initial Loan) of the Borrower, or any other default shall occur with respect to the Borrower’s Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit (with or without the giving of notice, the lapse of time or both) the holder or holders thereof (or any trustee or agent of their behalf) to cause such Indebtedness to become due prior to its stated maturity or to terminate any commitment with respect to such Indebtedness and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance arises (other than the mere passage of time) by reason of which the Borrower is required to prepay, repurchase, redeem or otherwise defease or offer to holders of Indebtedness of any such Person, the opportunity to have prepaid, repurchased, redeemed or defeased, any such Indebtedness; or any such Indebtedness shall become, or be declared to be, due and payable prior to its stated maturity; or

(i) Either the Guarantee Agreement or the Security Pledge Agreement shall cease to be in full force and effect or any Security Provider shall so assert.

Section 9.02. Default Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default, the Lender may, by notice to the Borrower, take one or more of the following actions: (a) reduce the Commitment to zero and (b) declare the Loans to be forthwith due and payable, whereupon the Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower to the Lender under this Agreement or any other Related Document to which it is a party, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided that if the Event of Default set forth in paragraph (e) or (f) of Section 9.01 hereof shall occur with respect to the Borrower, then without any notice to the Borrower or any other act by any other Person, the Commitment shall be automatically reduced to zero and the Loans, interest thereon and all such other amounts shall become forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived.

Section 9.03. Setoff. The Lender is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Lender at any of its branches or affiliates to or for the account of the Borrower against any and all of the amounts owing by the Borrower under this Agreement or the other Related Documents to which it is a party, whether or not the Lender shall have made any demand hereunder or thereunder. The rights of the Lender under this Section 9.03 are in addition to, and do not derogate from or impair, other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

Section 9.04. Default Interest. Notwithstanding any other provision of this Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this Agreement or any other Related Document to which the Borrower is a party when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender payable on demand, on the amount in default from the date such payment became due until payment in full at a rate equal to the rate which is 2% per annum over the rate then payable pursuant to Section 2.05 hereof.

Section 9.05. Funding Indemnities. The Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any loss, penalty or expense which the Lender may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a result of any acceleration of any Loan pursuant to Section 9.02 hereof. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 9.05 shall survive termination of this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.01. Assignment, Amendments and Waivers.

(a) The Borrower may not assign its rights or obligations under this Agreement without the prior written consent of the Lender which consent may be given or withheld in the sole and absolute discretion of the Lender. The Lender may at any time assign all or a part of its rights and obligations under this Agreement to a bank or financial institution (an “Assignee”). Any such assignment shall be made pursuant to an assignment agreement between such Assignee and the Lender. Such assignment agreement shall be executed by such Assignee and the Lender and shall be delivered to the Borrower for acceptance before the proposed effective date of such assignment. Upon such execution and delivery and acceptance, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and have the rights and obligations of the Lender hereunder and (y) the transferor Lender thereunder shall be released from its obligations under this Agreement from and after such time. On or prior to the effective date specified in such assignment agreement, the Borrower, at its own expense, shall execute and deliver to such transferor Lender in exchange for the Note previously delivered to the transferor Lender a new Note to the order of such Assignee in an amount equal to the principal amount of the original Note (subject to any reduction thereof pursuant to Section 2.08 hereof). Each such new Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Note replaced thereby. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and shall be binding upon, the Borrower, the Lender and their respective successors and permitted assigns.

(b) The Lender may from time to time upon prior written notice to the Borrower change the Lending Office of the Lender at which any Loan is made or carried; provided that if at the time of any change from one Lending Office to another the effect thereof would be to increase any amount payable by the Borrower under this Agreement then such change shall not be made without the prior written consent of the Borrower.

(c) The Lender may grant one or more financial institutions (each, a “Participant”) a participation or participations in all or any part of the Lender’s rights and benefits under this Agreement or any other Related Document (a “Participation”). In the event of any such grant by the Lender of a Participation to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder. The Borrower agrees that each Participant shall, to the extent of its Participation, be entitled to the benefits of Sections 3.01 and 9.02 hereof as if such Participant were the Lender; provided, however, that the amount of such benefit shall be limited to the amount in respect of the interest sold to which the Lender would have been entitled had it not sold such interest.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Lender may pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Note to any Federal Reserve Bank; provided that no such pledge, hypothecation or grant shall relieve the Lender of any of its obligations under this Agreement.

Section 10.02. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopier number set forth below or such other address or telex or telecopier number as such party may hereafter specify by notice to the other parties listed below.

If to the Lender:

Arco Capital Corporation Ltd.

City View Plaza, Suite 800 Road 165 Km 1.2

Guaynabo, PR 00968

Attention: Juan Carlos Bou, General Counsel

Telecopier: (787) 993-9651

Telephone: (787) 993-9650

If to the Borrower:

Luminent Mortgage Capital, Inc.

2005 Market Street, 21st Floor

Philadelphia, PA 19103-2337

Attention: Trez Moore, Chief Executive Officer

Telecopier: (215) 564-5990

Telephone: (215) 564-5904

Each such notice, request or other communication shall be effective when actually received.

Section 10.03. Expenses; Indemnification. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the preparation, execution and delivery of this Agreement and the other Related Documents and any amendments and waivers hereof or thereof. The Borrower also agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the administration and enforcement of this Agreement or any of the other Related Documents and the collection of any amounts owing hereunder or thereunder. In addition, the Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any and all liabilities, obligations, losses, damages, penalties, stamp and other similar taxes, actions, judgments, costs expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Lender in any way relating to or arising out of this Agreement; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 10.03 shall survive the termination of this Agreement.

Section 10.04. Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

Section 10.05. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

Section 10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.07. Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

Section 10.08. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, United States of America, without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10. Successors. This Agreement shall be binding on and inure to the benefit of each of the Borrower and the Lender and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary, the Borrower hereby acknowledges and agrees that the Lender may merge with or into one or more financial institutions or otherwise combine with one or more financial institutions to form a new entity (the “Merger”) and that, immediately upon the consummation of the Merger and without any further action or consent from any Person, (i) such new entity shall be entitled to and vested with all the rights and obligations of the Lender hereunder and under each other Related Document to which the Lender is a party, (ii) upon request of the Lender, the Borrower will issue a new Note made to the order of such entity and (iii) all references herein and in each other Related Document to the term “Lender” and any other term intending to refer to Arco Capital Corporation Ltd. shall be deemed to refer to such new entity.

Section 10.11. Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Participant in, or any prospective Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by it or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.12. USA Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

Section 10.13. Further Assurances. The Borrower expressly acknowledges and agrees to enter into such other or further documents, and to take such other or further actions that may be reasonably necessary or, in the reasonable opinion of the Lender, desirable in order to further and more fully vest in the Lender all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Related Documents, including to perfect, preserve or protect the liens and security interests created under any Related Document.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

LUMINENT MORTGAGE CAPITAL, INC.

By: /s/ S. TREZEVANT MOORE, JR.
Name: S. Trezevant Moore, Jr.
Title: President and Chief Executive Officer

ARCO CAPITAL CORPORATION LTD.

By: /s/ JAY JOHNSTON
Name: Jay Johnston
Title: Chief Executive Officer

Exhibit A
Form of Note

LUMINENT MORTGAGE CAPITAL, INC.

NOTE

New York, New York

$     , 200_

FOR VALUE RECEIVED, LUMINENT MORTGAGE CAPITAL, INC., a Maryland corporation (the “Borrower”), promises to pay to the order of Arco Capital Corporation Ltd. (the “Lender”), at the time or times which shall be determined by the provisions of the Credit Agreement referred to below,       DOLLARS ($     ) or, if less, the unpaid principal amount of the Loan evidenced by this Note and made by the Lender to the Borrower under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date such amount is advanced by the Lender to the Borrower until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) dated as of August      , 2007 between the Borrower and the Lender.

The date and amount of the Loan evidenced by this Note and, each repayment and prepayment of principal thereof, shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Borrower to repay the Loan evidenced by this Note strictly in accordance with the Credit Agreement.

This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby and thereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful currency of the United States of America without defense, set-off or counterclaim, in immediately available or same day funds, delivered to the Lender not later than 2:00 p.m. (New York City time) on the date due, at its address referred to in the Credit Agreement or to such other location as the Lender may designate from time to time.

This Note may be transferred by the Lender without the prior written consent of the Borrower. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender as the holder of this Note. The Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal and interest on this Note.

This Note is subject to prepayment at the option of the Borrower as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

LUMINENT MORTGAGE CAPITAL, INC.

By:
Name:
Title:

Schedule of Loans
Date of Loan	Principal Amount of Loan	Duration of Interest Period	Payments or Prepayments of Principal	Balance Outstanding	Notation Made By

Exhibit B

Form of Notice of Borrowing

LUMINENT MORTGAGE CAPITAL, INC.

NOTICE OF BORROWING

Date:

Telecopier: [?]

Arco Capital Corporation Ltd.

Attention: [?]

Gentlemen:

Pursuant to Section 2.02 of the Credit Agreement (the “Credit Agreement”), dated as of August 21, 2007, between LUMINENT MORTGAGE CAPITAL, INC. and you, we hereby give you irrevocable notice that we request a Loan as follows:

1. Amount of Loan: $     .

2. Date of Loan:      .

3. Purpose of proposed Loan:      .

4. Account to which proceeds of Loan should be transferred, with all necessary wire information:      .

The undersigned hereby certifies that the following statements are true and correct on the date hereof and will be true and correct on the date the Loan is made:

A. the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all respects as of the date hereof; and

B. no Default has occurred and is continuing.

Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement.

LUMINENT MORTGAGE CAPITAL, INC.

By:
Name:
Title: